                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )


    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                                     MALLINCKRODT GROUP INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
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     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                            MALLINCKRODT GROUP INC.



                                 Notice of 1996
                         Annual Meeting of Stockholders
                              and Proxy Statement



                                     [LOGO]
                       IMPROVING HEALTHCARE AND CHEMISTRY

                     [LOGO]

MALLINCKRODT GROUP INC.

                                                              September 13, 1996

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Mallinckrodt Group Inc. to be held on Wednesday, October 16, 1996, in St. Louis, Missouri. In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer stockholder questions.

    This booklet includes the Notice of the Annual Meeting and the Proxy Statement. The Proxy Statement describes the formal business that will be transacted at the Annual Meeting and provides information about the Company and the items to be voted upon.

    Your vote is very important. Whether or not you expect to attend the Annual Meeting, please ensure that your shares will be represented by promptly completing, signing, and returning your proxy card in the envelope provided. Even though you execute this proxy, you may revoke it at any time before it is voted. If you attend the meeting you will be able to vote in person if you wish to do so, even if you have previously returned your proxy card.

    Thank you for your continued support.

Sincerely,

[C. RAY HOLMAN SIGNATURE]

C. RAY HOLMAN
CHAIRMAN AND
CHIEF EXECUTIVE OFFICER

7733 FORSYTH BLVD., ST. LOUIS, MISSOURI 63105           TELEPHONE (314) 854-5200

                                                                       [LOGO]

                            MALLINCKRODT GROUP INC.

       HEADQUARTERS OFFICE: 7733 FORSYTH BLVD., ST. LOUIS, MISSOURI 63105
                              -------------------

            NOTICE OF EIGHTY-SEVENTH ANNUAL MEETING OF STOCKHOLDERS
                               -----------------

To our Stockholders:

    The Eighty-Seventh Annual Meeting of Stockholders of Mallinckrodt Group Inc. will be held on Wednesday, October 16, 1996, at 10:00 a.m. local time, at the Company's offices at 675 McDonnell Blvd., St. Louis, Missouri to:

    1. Elect four directors for terms expiring in 1999, as RECOMMENDED by the Board of Directors;


    2. Ratify the appointment of independent auditors to examine and report on the financial statements of the Company for fiscal 1997, as RECOMMENDED by the Board of Directors;



    3. Consider and act upon an amendment to Article FIRST of the Company's Restated Certificate of Incorporation to change the name of the Company from Mallinckrodt Group Inc. to Mallinckrodt Inc., as RECOMMENDED by the Board of Directors; and


    4. Transact any other business that may properly come before the meeting or any adjournment thereof.

    Only Common and 4% Cumulative Preferred stockholders of record at the close of business on August 27, 1996, are entitled to notice of and to vote at the meeting.

    Admission to the meeting will be by ticket only. If you are a stockholder of record and plan to attend, please mark the appropriate box on the enclosed proxy card so we can mail a ticket to you in advance of the meeting. If your shares are held through an intermediary such as a bank or brokerage firm, please request a ticket by writing to the Corporate Secretary, Mallinckrodt Group Inc., 7733 Forsyth Boulevard, St. Louis, Missouri 63105, enclosing evidence of your stock ownership with your letter.

Dated: September 13, 1996

                                           By Order of the Board of Directors

                                           [ROGER A. KELLER SIGNATURE]

                                           ROGER A. KELLER
                                           VICE PRESIDENT, SECRETARY AND
                                             GENERAL COUNSEL

Your vote is important. Please complete and return your proxy in the enclosed envelope.

                                PROXY STATEMENT
                            MALLINCKRODT GROUP INC.
               7733 FORSYTH BOULEVARD, ST. LOUIS, MISSOURI 63105

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mallinckrodt Group Inc. for the Annual Meeting of Stockholders to be held on October 16, 1996, notice of which, to all stockholders of record entitled to vote as of August 27, 1996, accompanies this statement. Only Common and 4% Cumulative Preferred stockholders of record at the close of business on August 27, 1996, are entitled to vote at this meeting. At that time, the number of outstanding shares of capital stock of the Company entitled to vote was as follows: 4% Cumulative Preferred Stock, par value $100 per share, 98,330 shares and Common Stock, par value $1 per share, 74,369,585 shares. Each such share is entitled to one vote on each matter properly brought before the Annual Meeting.

    Shares represented by proxies will be voted in accordance with directions given on the proxy card by a stockholder. Any signed and returned proxy not specifying to the contrary will be voted as recommended by the Board of Directors. A stockholder giving a proxy has the right to revoke it at any time before it has been voted at the meeting.

    Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will not be treated as present for purposes of determining a quorum for the Annual Meeting unless they are voted by the broker on at least one matter on the agenda; such shares will not be counted as to the matters for which a non-vote is indicated on the broker's proxy. With respect to the proposal to amend the Company's Restated Certificate of Incorporation, abstentions and broker non-votes will have the same effect as a vote against the proposal, because under New York law, the Company's state of incorporation, the affirmative vote of holders of a majority of the outstanding shares of 4% Cumulative Preferred Stock and Common Stock entitled to vote thereon at the meeting, voting without regard to class, is required for approval.

    The Annual Report of the Company for the fiscal year ended June 30, 1996, this Proxy Statement, and the proxy card are first being mailed to stockholders commencing on or about September 13, 1996.

                                 AGENDA ITEM 1
                             ELECTION OF DIRECTORS

    At the outset of fiscal 1996, the Board of Directors consisted of twelve members. Effective December 12, 1995, the Board elected Mack G. Nichols a director and effective April 1, 1996, elected Gareth C. C. Chang a director.

    Of the fourteen current directors, C. Ray Holman, the Company's Chairman and CEO, and Mack G. Nichols, the Company's President and COO, are the only ones who are employees of the Company. Raymond F. Bentele was President and CEO of Mallinckrodt, Inc., a subsidiary, and Executive Vice President of the Company, until his retirement as an officer in December 1992. The remaining directors have never been officers or employees of the Company.

    Effective on the date of this meeting, Alec Flamm, a director of the Company since 1986, and Herve M. Pinet, a director since 1973, will retire as directors in accordance with the Board's retirement policy. Accordingly, the Board will reduce its size to twelve members at that time.

    As provided in the Company's certificate of incorporation and by-laws, the Board is divided into three classes, with one class standing for election each year for three-year terms. The classes of the Board are kept as equal in size as practicable and each class must have a minimum of three directors. The class of 1996 has consisted of four directors: Mr. Bentele and Dr. Evens, and the two retiring directors, Messrs. Flamm and Pinet. Upon recommendation of the Corporate Governance Committee, the Board has nominated Mr. Bentele and Dr. Evens for re-election by the stockholders for three-year terms and selected Messrs. Chang and Nichols as nominees for election by the stockholders for three-year terms. Their election will keep the three classes of directors equal in size.

    The shares represented by the proxies named on the enclosed proxy card will be voted, unless authorization to do so is withheld, in favor of the election of the nominees as directors to serve for the terms indicated or until their successors shall have been duly elected and qualified. Each of the nominees is willing to so serve. Biographical information, current as of July 1, 1996, concerning each of the nominees and the directors continuing in office follows. There are no family relationships among any of the nominees or any of the incumbents or any executive officer of the Company or any of its subsidiaries. Except for Messrs. Chang and Nichols, all nominees have previously been considered and elected by the stockholders.

    As required by New York law, directors are to be elected by a plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election.

    THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING FOUR NOMINEES (ITEM NO. 1 ON THE PROXY CARD).

    (PHOTO)          RAYMOND F. BENTELE, 59, President and CEO of Mallinckrodt, Inc. from
                 1981 until his retirement in December 1992. He joined the Company as Senior
                 Vice President when it acquired Mallinckrodt, Inc. in 1986, and was
                 Executive Vice President of the Company from 1989 until retirement. He is a director of Kellwood Company, Leggett & Platt, Inc., and IMC Global Inc.
                 Mallinckrodt director since 1990. Chair, Audit Committee and member, Social
                 Responsibility Committee.

    (PHOTO)          GARETH C. C. CHANG, 53, President, Hughes International and Corporate
                 Senior Vice President, Hughes Electronics, Los Angeles, CA, since 1993. Mr.
                 Chang was Corporate Vice President and Head, Asia/Pacific, of McDonnell
                 Douglas Corporation from 1988 to 1993. Mallinckrodt director since April
                 1996. Member, Social Responsibility Committee since April 1996.

    (PHOTO)          RONALD G. EVENS, M.D., 56, Director of the Mallinckrodt Institute of
                     Radiology at Washington University, St. Louis, MO, head of the
                 Department of Radiology and Mallinckrodt Professor of Radiology of the
                 University's Medical School, and Professor of Medical Economics at the Olin
                 School of Business. He is a director of The Boatmen's National Bank of St.
                 Louis and RightChoice Managed Care, Inc., a for-profit subsidiary of Blue
                 Cross Blue Shield of Missouri. Mallinckrodt director since 1990. Member,
                 Social Responsibility Committee and Corporate Governance Committee.

    (PHOTO)          MACK G. NICHOLS, 58, President and COO of the Company since December
                 1995; Senior Vice President of the Company since October 1993; Vice
                 President of the Company from October 1990 to October 1993; President and
                 CEO of Mallinckrodt Chemical, Inc., a wholly-owned subsidiary of the
                 Company, from January 1989 to December 1995. He is a director of The
                 Boatmen's National Bank of St. Louis. Mallinckrodt director since December
                 1995.

    The following information is provided concerning directors continuing in office.

    (PHOTO)          WILLIAM L. DAVIS, III, 52, Senior Executive Vice President of Emerson
                 Electric Co., St. Louis, MO, since 1993. Mr. Davis joined Emerson in 1977, and was named Executive Vice President in 1988 with responsibility for that company's tool business. In 1995, Mr. Davis also assumed operating responsibilities for Emerson's process control businesses. Mallinckrodt director since 1995. Member, Audit Committee and Organization and
                 Compensation Committee. Term expires in 1998.

    (PHOTO)          C. RAY HOLMAN, 53, Chairman of the Company's Board of Directors since
                 October 1994; CEO of the Company since December 1992; and President of the
                 Company from December 1992 to December 1995. Mr. Holman joined Mallinc-
                 krodt, Inc., as Assistant Controller in 1976, and held increasingly more responsible positions thereafter. He became President and CEO of
                 Mallinckrodt Medical in 1989, and a Corporate Vice President in 1990. He is
                 a director of Laclede Gas Company and Boatmen's Bancshares. Member,
                 Executive Committee. Mallinckrodt director since 1992. Term expires in
                 1997.

    (PHOTO)          ROBERTA S. KARMEL, 59, Professor of Law and Co-Director, Center for the
                 Study of International Business Law, Brooklyn Law School since 1985; of counsel, Kelley Drye & Warren since January 1, 1995, where she was a partner from 1987 to 1994. She serves as a director of Kemper National
                 Insurance Companies. Mrs. Karmel served as a Commissioner of the U.S.
                 Securities and Exchange Commission from 1977 until 1980 and as a director of the New York Stock Exchange from 1983 until June 1989. Mallinckrodt director since 1980. Chair, Organization and Compensation Committee and
                 member, Corporate Governance Committee. Term expires in 1998.

    (PHOTO)          CLAUDINE B. MALONE, 60, President of Financial & Management Consult-
                 ing, McLean, VA. She currently serves as Chairman, Federal Reserve Bank,
                 Richmond, VA and sits on the boards of Dell Computer Corporation; Hannaford
                 Bros. Co.; Hasbro, Inc.; Houghton Mifflin Company; Lafarge Corporation; The
                 Limited Inc.; Lowe's Companies, Inc., Science Applications International
                 Corporation; and The Union Pacific Resources Corporation. Mallinckrodt
                 director since 1994. Chair, Social Responsibility Committee and member,
                 Organization and Compensation Committee. Term expires in 1997.

    (PHOTO)          MORTON MOSKIN, 69, consultant; retired partner, White & Case. He joined the law firm of White & Case, New York City, in 1950, and was a partner from 1962 through 1994. Mallinckrodt director since 1973. Chair, Corporate
                 Governance Committee and member, Audit Committee and Executive Committee.
                 Term expires in 1997.

    (PHOTO)          BRIAN M. RUSHTON, Ph.D., 62, Immediate Past President of the American
                 Chemical Society. Dr. Rushton served as Senior Vice President, Research and
                 Development, for Air Products and Chemicals, Inc., from 1992 to 1993. He joined Air Products in 1981 as Vice President of Research and Development.
                 He is also a director of Petrolite Corporation. Mallinckrodt director since
                 1994. Member, Audit Committee and Social Responsibility Committee. Term
                 expires in 1998.

    (PHOTO)          DANIEL R. TOLL, 68, corporate and civic director. He serves as a director of Brown Group, Inc., A.P. Green Industries, Inc., Kemper
                 National Insurance Companies, Lincoln National Convertible Securities Fund,
                 Inc., Lincoln National Income Fund, Inc., and NICOR, Inc. He was formerly
                 President and a director of Walter E. Heller International Corporation, a financial services firm. Mallinckrodt director since 1985. Member,
                 Corporate Governance Committee, Organization and Compensation Committee,
                 and Executive Committee. Term expires in 1998.

    (PHOTO)          ANTHONY VISCUSI, 63, President, CEO and director of Vasomedical, Inc.,
                 Westbury, NY, since June 1994. Mr. Viscusi was Senior Vice President,
                 Worldwide Marketing for the AgVet division of Merck & Co. Inc. from 1987 to
                 1993. Mallinckrodt director since 1995. Member, Audit Committee and
                 Corporate Governance Committee. Term expires in 1997.


                    INFORMATION ABOUT THE BOARD OF DIRECTORS

    In accordance with New York law, the Board of Directors is responsible for supervising the overall affairs of the Company. Five committees of the Board, as described below, assist the Board in carrying out its duties.

    The Board held six regular meetings and one special telephone meeting during the 1996 fiscal year. Overall attendance of directors at Board and Committee meetings was in excess of 98%. All directors attended at least 75% of the meetings of the Board and all committees of the Board of which they were members, except Mr. Chang. He only joined the Board three months before the end of the fiscal year, and because of previously outstanding commitments at the time of his election to the Board his attendance was limited to one of two Board meetings held during that time.

COMMITTEES OF THE BOARD

    The Board of Directors has established five standing committees: Executive; Audit; Corporate Governance; Organization and Compensation; and Social Responsibility. The committees held a total of sixteen regular meetings and one special telephone meeting during fiscal 1996. The Executive Committee consists of four non-employee directors and Mr. Holman. The other standing committees consist of non-employee directors (although Mr. Bentele, who is Chair of the Audit Committee and a member of the Social Responsibility Committee, is a former officer and employee of the Company). The current members of these committees are identified in the personal information about the directors in this Proxy Statement.

    EXECUTIVE COMMITTEE. The Executive Committee, between meetings of the Board and subject to limitations imposed by law or by the Board of Directors, may exercise the powers of the Board as necessary in the best interests of the Company. The Executive Committee met once during the last fiscal year.

    AUDIT COMMITTEE. The Audit Committee, which met four times during the past fiscal year, evaluates the performance of the Company's independent auditors and their fees for services; reviews the scope and results of the audit examination to be performed each year with the independent auditors, the Company's internal auditing staff, and management; reviews the non-auditing services performed by the independent auditors and considers the effects thereof on their independence; and reviews the Company's internal accounting control systems with the independent auditors.

    CORPORATE GOVERNANCE COMMITTEE. The Corporate Governance Committee met four times during the last fiscal year. Its functions include recommending to the Board persons to be nominated for election as directors of the Company. It also evaluates Board procedures and the performance of the Board, its members, and its committees and reviews developments in the governance of publicly held companies as they may affect the Company. This Committee will consider persons recommended by stockholders as potential future nominees for election to the Board if the names of such persons are submitted (in accordance with the bylaws' time requirements described below under "Miscellaneous

Information") in writing to the Secretary of the Company, together with a full description of the qualifications and business or professional experience of the proposed nominees and a statement from them of their willingness to serve.

    ORGANIZATION AND COMPENSATION COMMITTEE. The Organization and Compensation Committee met four times during the last fiscal year. The responsibilities of this Committee include oversight of the Company's stock option plans, incentive compensation, pension and other benefit plans; the review of perquisites and other benefits available to various levels of corporate personnel; and the review and approval and/or recommendation to the Board for approval of the amount and nature of compensation to be paid to corporate officers and other key employees. See pages 16-19 for the report of, and additional information about, this Committee.

    SOCIAL RESPONSIBILITY COMMITTEE. The Social Responsibility Committee met four times during the last fiscal year. Its function is to review the Company's policies and procedures in business matters having particular social concern, including environmental protection, equal employment opportunities, occupational health and safety, regulatory compliance, and product quality and safety; to review the aspects of the Company's research and development activities relevant to the Committee's purpose; and to review political and social developments as they may affect the Company.

BOARD INTERMEDIARY

    When the positions of Chairman and CEO are combined, the Board selects from its outside members a person to serve as Board intermediary. The responsibilities of the intermediary include presiding at all executive sessions of the Board from which the CEO is absent, interacting with the Board and the CEO in setting agendas and assessing objectives, and coordinating the Board's formal CEO performance appraisal.

    The intermediary is selected by the Board annually at the time of the regular stockholders' meeting. Unless the Board finds reason for exception, the intermediary serves at least one full year but no more than three consecutive one year terms. The Board will reevaluate the intermediary concept from time to time to be certain that it facilitates interaction between the Board and management for the ultimate benefit of the Company's stockholders.

    Concurrent with the election of Mr. Holman as Chairman in October 1994, the Board selected Mr. Flamm to serve as Board intermediary for a one-year term. The Board subsequently re-elected Mr. Flamm to this position for a term expiring on the date of this meeting, at which time Mr. Toll will begin serving as Board intermediary for a one-year term.

DIRECTORS' COMPENSATION
    COMPENSATION FOR DIRECTORS' SERVICES

    Messrs. Holman and Nichols are currently the only employee directors of the Company. Employee directors receive no fees or remuneration, as such, for service on the Board or on any committee of the Board.

    During the last fiscal year, non-employee directors received an annual retainer of $30,000, attendance fees of $2,000 for each Board meeting attended ($750 for telephone Board meetings), and $1,000 for each meeting they attended of a Board committee to which they were assigned ($500 for telephone committee meetings). Non-employee directors who chaired Board committees (other than the Executive Committee) also received an annual retainer of $3,600 for such service. The Board intermediary, who also chairs the Executive Committee, received an annual retainer of $25,000 for such service. Until last November, non-employee directors were paid an annual retainer of $3,600 for serving as members of the Executive Committee. At that time, the annual retainer payable to members of the Executive Committee was eliminated and the annual retainer paid to the Board intermediary was set at an amount equal to the annual retainer paid to non-employee directors for service on the Board, as such amount may be adjusted from time to time.

    Non-employee directors may participate in a deferral election plan under which they have the option of receiving in cash or Common Stock of the Company all or part of their directors' compensation on a deferred basis. A director electing to participate in the deferral plan must file an irrevocable election with the Company before the first day of any calendar year for which the election is to apply. Two non-employee directors have elected to defer all of their retainers and fees, and one non-employee director has elected to defer his retainer, under this plan.

    Non-employee directors participate in the stockholder-approved Directors' Stock Option Plan under which, commencing with the 1990 annual meeting until that held in the year 2000, annual grants of stock options are automatically made to each individual who is elected to the Board of Directors at such meeting or who had previously been elected to the Board and is continuing on the Board for a term extending beyond such meeting. Each option grant permits the non-employee director, for a period of up to ten years from the date of grant (unless the period is shortened under provisions taking effect upon death or retirement), to purchase from the Company up to 1,500 shares of the Company's Common Stock at the fair market value of such shares on the date the option is granted. One-half of the total number of shares covered by each option grant become exercisable on and after its first anniversary and the remaining one-half on and after the second anniversary. An aggregate of 225,000 shares of Common Stock are subject to the Plan. The following automatic grants have been made under the Plan: 15,000 shares in the aggregate to the ten non-employee directors on October 17, 1990, at an exercise price of $18.54 per share (as adjusted to reflect a three-for-one stock split effective November 12, 1991); 15,000 shares in the aggregate to the ten non-employee directors on October 16, 1991, at a split adjusted exercise price of $40.00 per share; 13,500 shares in the aggregate to nine such directors on October 21, 1992, at an exercise price of $34.75 per share; 13,500 shares in the aggregate to nine non-employee directors on October 21, 1993, at an exercise price of $34.44 per share; 13,500 shares in the aggregate to nine non-employee directors on October 19, 1994, at an exercise price of $31.81 per share; and 16,500 shares in the aggregate to eleven non-employee directors on October 18, 1995 at an exercise price of $36.94 per share. Additional grants of 1,500 shares to each eligible director will automatically be made effective and at the market value on the date of this Annual Meeting. The options are nonstatutory options not intended to qualify under Section 422A of the Internal Revenue Code. The Plan is administered by the Board of Directors. The Board, however, has no authority in respect of grants, which occur automatically as provided in the Plan, and, in general, may not materially increase the benefits under the Plan or, without further approval of the stockholders, amend the Plan in any respect involving grants.

    Non-employee directors are also provided with accident coverage while on Company business and may participate in the Company's matching gift program for gifts to eligible non-profit organizations up to $2,000 per year.

    Pursuant to a Director Retirement Service Plan adopted in 1984, as amended, non-employee directors who serve at least five years as a director, agree to remain available to provide consultation services to Mallinckrodt management, and do not work for a competitor, will upon attainment of age 70 and after retirement from the Board, receive an annual nonqualified pension from the Company. The annual pension is payable for the longer of the retired director's years of service or ten years, in an amount equal to a percentage of the annual retainer in effect at retirement, depending upon the length of the director's service (60% if five-six years, 70% if seven, 80% if eight, 90% if nine, and 100% if ten years or more). If any retired director dies before receiving the full benefit, the remaining benefit is payable to the surviving spouse until completion or the spouse's earlier death. The Company accrued $326,000 in fiscal 1996 against future liabilities under the Plan.

    In accordance with Board policy, the Chief Executive Officer, the Chairman of the Board (if he or she is not the Chief Executive Officer), and non-employee directors retire from the board at the annual meeting next following their reaching age 70. Directors who are officers retire at the annual meeting next following the end of their service as an officer subject to the Board's discretion to recommend that the retired officer (if otherwise eligible) be elected as a non-employee director.

COMPENSATION FOR NON-DIRECTOR SERVICES

    Dr. Evens has for many years, beginning before his joining the Company's Board in 1990, rendered consulting services to the Company's imaging division. During fiscal 1996, he was paid $39,802 for these services. In general, there has been a history of research grants and contributions to, and other support by Mallinckrodt and its businesses of Washington University, with which Dr. Evens is associated in several capacities; in fiscal 1996, this totaled about $807,507.

    The firm of White & Case, of which Mr. Moskin is a former partner, performed legal services for the Company during fiscal 1996 for which that firm was paid its usual and customary charges.

    Mr. Pinet rendered international consulting services for the Company and its subsidiaries in fiscal 1996, for which he received $120,000.

                     OWNERSHIP OF THE COMPANY'S SECURITIES

SECURITIES OWNED BY DIRECTORS AND OFFICERS

    The following table shows the number of shares of the Company's Common Stock held beneficially as of June 30, 1996, by each director and nominee for director, each of the named executive officers in the Summary Compensation Table, and all directors and executive officers as a group. The following named individuals have sole voting and investment power over all stock reflected in the table.

                                            NUMBER OF
                                              COMMON
                                           SHARES OWNED
                                           BENEFICIALLY
                                              AS OF           PERCENT OF CLASS
                     NAME                 6/30/96 (1)(2)        OUTSTANDING
          ---------------------------     --------------     ------------------
          Raymond F. Bentele                116,080                  *
          Gareth C. C. Chang                    500                  *
          Paul D. Cottone                    15,635                  *
          William L. Davis                      500                  *
          Ronald G. Evens                     9,700     (3)          *
          Alec Flamm                          7,650                  *
          C. Ray Holman                     231,938                  *
          Roberta S. Karmel                   9,250                  *
          Claudine B. Malone                  1,900                  *
          Morton Moskin                       7,353                  *
          Robert G. Moussa                   69,921                  *
          Mack G. Nichols                   152,654                  *
          Herve M. Pinet                     17,250                  *
          Michael A. Rocca                   24,927                  *
          Brian M. Rushton                    1,150                  *
          Daniel R. Toll                      8,250                  *
          Anthony Viscusi                     1,000                  *
          All directors and executive
            officers as a group (33
            individuals)                  1,148,604                  1.54%

- - ------------------------

(1) The Securities and Exchange Commission ("SEC") considers any person who has or shares voting and/or investment power with respect to a security or who has the right to acquire a security within sixty days (such as through the exercise of an option), to be the beneficial owner of that security.

(2) Included are 507,325 shares which are subject to stock options held by all directors and executive officers of the Company as a group which may be exercised within sixty days of June 30, 1996. The table does not include share equivalents credited to director participants in the Deferral Election Plan for Non-Employee Directors as described on page 6 as to which no voting or investment power exists prior to share issuance.

(3) This does not include 1,300 shares for which Dr. Evens disclaims beneficial ownership.

 * Less than 1.0% of the Common Stock outstanding.

DIRECTOR SHARE OWNERSHIP REQUIREMENTS

    The Board adopted in 1995 a policy on director share ownership to underscore the importance of better aligning the interests of the directors with those of the Company's stockholders. Ownership targets are tied to the amount of the annual retainer paid to directors. Neither unexercised stock options granted under the Directors Stock Option Plan nor share equivalents credited under the Deferral Election Plan for Non-Employee Directors can be included for purposes of satisfying a director's minimum share ownership requirement. Each new director must, within three years after joining the Board, own shares of Mallinckrodt Common Stock with a market value at the time of acquisition of at least one times the annual retainer; and must within two years thereafter (and for so long as service on the Board continues), own shares of Mallinckrodt Common Stock with a value when acquired of at least two times the annual retainer or 1,000 shares, whichever is greater. Directors serving when the policy was adopted must meet similar ownership requirements within three years and five years, respectively, after adoption. In addition to the foregoing, any future candidate for nomination as a non-employee director must beneficially own Common Stock of the Company at the time share ownership is reported in the Proxy Statement in which such nomination is first submitted for stockholder approval.

OWNERSHIP OF VOTING STOCK BY OTHERS

    On the basis of filings with the SEC and other information deemed reliable by the Company (but excluding holdings of Cede & Co. and Kray & Co., nominees for depositories of the New York and Chicago Stock Exchanges, respectively), the Company believes that as of on or about June 30, 1996, the following named institutions owned of record more than 5% of the Company's Common Stock. No changes in these holdings have come to the Company's attention since then. To the Company's knowledge, no person or concern beneficially owns more than 5% of its Preferred Stock.

                                                                 VOTING                   DISPOSITIVE             TOTAL
                                                               AUTHORITY                   AUTHORITY            AMOUNT OF
                                                       --------------------------  --------------------------   BENEFICIAL
                  NAME AND ADDRESS                       SOLE         SHARED         SOLE         SHARED        OWNERSHIP
- - -----------------------------------------------------  ---------  ---------------  ---------  ---------------  ------------
College Retirement Equities Fund ....................  4,143,050             0     4,143,050             0       4,143,050
  New York, N.Y.
  Investment Company
Trimark Financial Corporation .......................  4,010,900             0     4,010,900             0       4,010,900
  Toronto, Ontario

                                                          % OF
                  NAME AND ADDRESS                       CLASS
- - -----------------------------------------------------  ----------
College Retirement Equities Fund ....................       5.54
  New York, N.Y.
  Investment Company
Trimark Financial Corporation .......................       5.36
  Toronto, Ontario

    Trimark Financial Corporation is a parent holding company for Trimark Investment Management Inc., an investment adviser to certain Trimark mutual funds which are the record holders of the Company's stock.

                  EMPLOYMENT CONTRACTS AND CONTRACTUAL CHANGE
                            IN CONTROL ARRANGEMENTS

    When first employed by the Company, Mr. Cottone and Mr. Rocca were granted employment contracts. Mr. Cottone has an employment contract with the Company that provides for his serving as Senior Vice President of the Company and CEO and President of Mallinckrodt Veterinary, Inc., a wholly-owned subsidiary of the Company, for a minimum base salary of $300,000 per annum until October 1, 1996, and participation in incentive compensation programs and other benefits. His base salary was increased to $337,100 per annum effective July 1, 1996. Mr. Rocca had a two-year employment contract with the Company (through April 5, 1996) as Senior Vice President and CFO of the Company, that provided a minimum base salary of $260,000 per annum and participation in incentive compensation programs and other benefits.


    Change in control severance agreements with the named executive officers are intended to assure the Company of the continued services of those executives. In general, all provide that, in the event there is a change in control of the Company (as defined in the agreements), and the executive is either terminated by the Company without cause or terminates employment for good reason (as defined in the severance agreements) during the 3-year period immediately following a change in control (or such a termination of employment occurs at the request of a third party who ultimately effectuates a change in control), then the executive shall receive certain severance benefits including a pro rata target bonus for the year of termination, a lump-sum cash amount equal to 2 1/2 times the sum of (i) the executive's base salary plus (ii) the executive's target bonus for the year in which the change in control occurs, 2 1/2 years' credited service for the Company's SERP and continued participation in welfare insurance benefits for a 30 month period. In the event change in control related payments to any executive under a severance agreement or otherwise are subject to the 20% parachute payment excise tax under Section 4999 of the Internal Revenue Code, the Company shall reimburse the executive in an amount sufficient to enable the executive to retain his change in control benefits as if the excise tax had not applied. Pursuant to the severance agreements, the executives agree to remain employed by the Company for a 90-day period following a change in control.


    Under the severance agreements, a "change in control" is defined generally to mean: (i) a person becomes the beneficial owner of 20% or more of the voting power of the Company; (ii) a change in a majority of the Board (or their approved successors); (iii) the consummation of a reorganization, merger, consolidation or sale of substantially all of the assets of the Company (unless the Company's stockholders receive 50% or more of the voting stock of the surviving or purchasing company, no person acquires more than 20% of such voting stock, and the Company's Board of Directors remains a majority of the continuing board of directors of the surviving or purchasing company); or (iv) a liquidation or dissolution of the Company.

    In 1988, the Company adopted the Management Compensation and Benefit Assurance Program to ensure that persons who were then or thereafter became officers and other key managers would receive the compensation and benefits that have been committed to or are reasonably expected by them under the terms of certain unfunded compensation and benefit plans, including severance as described above. Under the Program, trusts were established (subject to the rights of creditors of the Company) and letters of credit were obtained so that the Company's commitments, grants and awards to such personnel would be honored, including deferred compensation, annual bonus, long term incentive compensation, supplemental retirement provisions, contingent employment and gross-up agreements and stock options and related LSARs. The annual cost to the Company to maintain the Program in fiscal 1995 was approximately $364,000. During the past year, the Company has consolidated the seven existing trusts into a single trust, limited the application of the trust to deferred compensation and supplemental retirement plans and eliminated the letter of credit funding, thereby reducing the annual cost to $44,969 in fiscal 1996. Additional benefit plans of the Company which could be impacted by a change in control of the Company include: (i) the Supplemental Executive Retirement Plan (acceleration of vesting if a participant's employment is terminated within three years following a change in control); (ii) the Long Term Incentive Compensation Plan (following a change in control, awards may not be adversely amended or adjusted and participants who are terminated without cause or terminated for good reason will receive payments at the end of any pending performance cycle as if employment had continued); (iii) the Management Incentive Compensation Program (provides minimum payment of target award for year of change in control and pro rata target payment if employment is terminated without cause or for good reason during the 1-year period following a change in control); and (iv) the Company's pension plans (unvested benefits vest upon a change in control). The amount of funding under the letter-of-credit arrangements that would occur if the Board of Directors determined funding was appropriate would depend upon the Company's outstanding compensation commitments subject to the Program at the time and the extent the Board then determined to fund them.

    In August 1996, the Company approved a retention arrangement with Mr. Cottone and other senior executives of its veterinary division. This arrangement is designed to retain and incentivize such persons as employees while the Company explores strategic alternatives for the veterinary division. Under this arrangement, if the veterinary division is sold and Mr. Cottone remains employed by the Company through the closing of such transaction, he would receive the following amounts: (i) one year of his then current base salary; (ii) up to two times his annual bonus under the Company's annual incentive plan; (iii) an amount equal to the long-term incentive otherwise payable to him under the Company's Long-Term Incentive Compensation Plan; and (iv) additional compensation based upon the terms of the sale.

                            SECTION 16(A) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires directors and certain officers and beneficial owners of the Company's equity securities to file with the SEC reports about such ownership and changes in ownership. The Company is required to conduct a review and to identify in its proxy statement each director or officer who failed to file any required report under Section 16 on a timely basis. Based upon that review, the Company has determined that all required reports were filed on a timely basis for the fiscal year, except (a) a filing to reflect the sale by Mr. Chang in May 1996 of 500 shares of the Company's Common Stock was inadvertently made nine days late, and (b) a filing to reflect the purchase by Mr. Cottone in November 1995 of 145 shares of the Company's Common Stock was inadvertently not made until July 1996.

                                 AGENDA ITEM 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


    Since 1913 the firm of Ernst & Young LLP, independent auditors, has examined and reported on the consolidated financial statements of the Company. The Board of Directors, upon recommendation of the Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine and report on the financial statements of the Company for the year ending June 30, 1997, subject to stockholder approval.


    During the year ended June 30, 1996, Ernst & Young LLP provided the Company with audit services, including examinations of and reporting on the Company's consolidated financial statements, as well as those of several of its subsidiaries and of certain of its employee benefit plans. Audit services also included accounting advisory services and review of filings with the SEC and the annual report to shareholders. Ernst & Young LLP's fees for such services during fiscal 1996, including travel and related expenses, totaled $2,330,400.

    Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make any statements they may desire. They will also be available to respond to appropriate questions of the stockholders.

    Ratification of the appointment of Ernst & Young LLP as independent auditors requires the affirmative vote of a majority of the votes cast at the meeting by holders of the Company's 4% Cumulative Preferred Stock and Common Stock, voting without regard to class.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THIS APPOINTMENT (ITEM NO. 2 ON THE PROXY CARD).

                                 AGENDA ITEM 3
               AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

    The Board of Directors has adopted resolutions proposing that the Company's Restated Certificate of Incorporation be amended to change the Company's name from Mallinckrodt Group Inc., to Mallinckrodt Inc., and has directed that the proposed amendment be submitted for the approval and authorization of the stockholders at this Meeting.

    In March 1994, the name of the Company was changed from IMCERA Group Inc., to Mallinckrodt Group Inc. At that time, about 70% of the Company's business was already conducted under the Mallinckrodt name. The new name reflected the Company's desire to unify its operations under the Mallinckrodt name. The inclusion of "Group" as part of the Company's name was appropriate because the business of the Company was then conducted by a group of three separately operated and distinct operating subsidiaries.

    In December 1995, the Company announced a strategic change initiative which included consolidation of all operating activities under a chief operating officer. Although the three subsidiaries continue to exist, the operating company format has been phased-out, and the Company's business is now being conducted through eight divisions.

    As a result of the Company's revised organization structure, the Board of Directors believes the word "Group" no longer accurately describes the Company's manner of conducting business. In addition, the use of "Group" has caused some confusion about the nature of the Company's business. The costs necessary to implement the change in the Company's name will not be material and stockholders will not need to exchange their present stock certificates.

    To be adopted the proposed amendment must be approved by the affirmative vote of the holders of a majority of all outstanding shares of 4% Cumulative Preferred Stock and Common Stock entitled to vote thereon at a meeting of stockholders voting as one class. The effective date of the amendment, when so approved, will be the date of its filing in the office of the Secretary of State of New York, which is expected to be within a few days after stockholder approval is obtained.


    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENT (ITEM NO. 3 ON THE PROXY CARD).

                             EXECUTIVE COMPENSATION

    The following table shows compensation information for Mr. Holman and the four other most highly compensated executive officers in fiscal 1996. Executive officers are the corporate officers of the Company elected by the Board of Directors.

                           SUMMARY COMPENSATION TABLE


                                                                                        LONG-TERM
                                                    ANNUAL COMPENSATION               COMPENSATION
                                            -----------------------------------   ---------------------
                                                                       OTHER
                                                                      ANNUAL             AWARDS           ALL OTHER
                                                                      COMPEN-     ---------------------    COMPEN-
                                             SALARY                   SATION      RESTRICTED   OPTIONS/     SATION
    NAME AND PRINCIPAL POSITION       YEAR     ($)      BONUS ($)     ($)(1)      STOCK (2)    SARS (3)     ($)(4)
- - ------------------------------------  ----  ---------   ---------   -----------   ----------   --------   ----------
C.R. Holman
  Chairman and CEO                    1996  $ 684,840   $ 450,000     59,593      $       0     41,250    $ 9,450
  Chairman, President and CEO         1995    617,520     470,000         --              0     41,250      9,450
  President and CEO                   1994    525,060     470,000         --        846,973     31,300     13,634
M.G. Nichols
  President and COO                   1996    451,530     200,000         --              0     20,000      9,450
  Senior Vice President; President,   1995    376,200     192,000     50,759              0     20,000      9,450
   Mallinckrodt Chemical
  (same as 1995)                      1994    341,940     220,000         --        196,763     13,500      7,095
R.G. Moussa
  Senior Vice President; President,   1996    368,000     135,900     74,494              0     16,500      9,450
   International
  Senior Vice President, President,   1995    343,200     179,100         --              0     16,500      9,450
   Mallinckrodt Medical
  (same as 1995)                      1994    312,000     175,000         --        196,763     13,500     12,948
M.A. Rocca
  Senior Vice President and CFO       1996    285,000      93,300     41,897              0     13,600      9,450
  Senior Vice President, CFO and      1995    265,320     122,700    333,588              0     13,600      8,358
   Treasurer
  (same as 1995)                      1994     63,176(5)    50,000        --        156,563(6)  12,000          0
P.D. Cottone
  Senior Vice President               1996    321,000     152,700         --              0     16,500      9,450
  President, Mallinckrodt             1995    225,000(7)   143,700   152,829              0     30,000      9,450
  Veterinary (both years)


- - ----------------------------------

(1) Consistent with applicable regulations, this column does not include perquisites that, when aggregated, did not exceed the lesser of $50,000 or 10% of compensation for any of the named executives. The amounts shown in this column include: (a) for Mr. Holman in fiscal 1996, club dues and expenses ($15,211) and tax payments ($16,901) made on behalf of Mr. Holman relating to perquisites received by him; (b) for Mr. Nichols in fiscal 1995, spousal travel expenses ($17,230) and club dues and expenses ($12,818); (c) for Mr. Moussa in fiscal 1996, club dues and expenses ($44,504); (d) for Mr. Rocca in fiscal 1995, reimbursement for relocation expenses (grossed-up for tax payments) in connection with Mr. Rocca's employment by the Company ($288,316) and in fiscal 1996, additional reimbursement for relocation expenses ($13,824) and tax payments ($13,048) made on behalf of Mr. Rocca relating to perquisites received by him; and (e) for Mr. Cottone in fiscal 1995, reimbursement for relocation expenses (grossed-up for tax payments) in connection with Mr. Cottone's employment by the Company ($78,692).

(2) Under the Long-Term Incentive Plan for Senior Management, a three-year Plan which ended June 30, 1994, awards totaling 132,832 restricted shares were made during fiscal 1994 to 41 individuals, including Mr. Holman, 28,410 shares; Mr. Nichols, 6,600 shares; and Mr. Moussa, 6,600 shares. Valuation is based on the market price of the stock at the time of grant. All such restricted shares have vested. Dividends were paid on the restricted shares at the same rate as paid to all holders of the Company's Common Stock.

(3) The Company did not grant stock appreciation rights during the last three fiscal years.

(4) These amounts reflect the Company's contributions under the Investment Plan, described on page 15 below.

(5) Mr. Rocca joined the Company in April 1994.

(6) The Company awarded 5,000 restricted shares of its Common Stock to Mr. Rocca in April 1994 concurrent with his employment. All shares vested two years from the grant date.

(7) Mr. Cottone joined the Company in October 1994.

STOCK OPTIONS
    The Company has three stock option plans: the Directors Plan described at page 6 above, which is limited to non-employee directors, the 1973 Stock Option and Award Plan (the 1973 Plan) and the 1981 Stock Option Plan (the 1981 Plan). Non-employee directors are not eligible for grants under the latter two plans. The 1981 Plan expired in accordance with its terms on December 16, 1991, except as to then outstanding grants and awards. The terms of options thereunder are substantially the same as the terms of options under the 1973 Plan. The 1973 Plan is a non-qualified plan under Section 401(a) of the Internal Revenue Code. Since 1990, all employees of the Company worldwide are eligible for grants under the 1973 Plan, and the Company has made grants periodically to virtually all of its then current regular employees. The following tables summarize all employee stock options granted in fiscal 1996 and all employee stock options exercised in fiscal 1996 and remaining outstanding at the close of fiscal 1996 for each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        INDIVIDUAL GRANTS
                                                                    ----------------------------------------------------------
                                                                                      PERCENT OF
                                                                                        TOTAL
                                                                                       OPTIONS
                                                                      NUMBER OF       GRANTED TO
                                                                     SECURITIES          ALL
                                                                     UNDERLYING      EMPLOYEES IN    EXERCISE OR
                                                                       OPTIONS       FISCAL YEAR     BASE PRICE     EXPIRATION
NAME                                                                 GRANTED (1)         (2)           ($/SH)          DATE
- - -----------------------------------------------------------------   -------------    ------------    -----------    ----------
C. R. Holman.....................................................         41,250             2.9%    $     34.79     12/11/05
M. G. Nichols....................................................         20,000             1.4           34.79     12/11/05
R. G. Moussa.....................................................         16,500             1.2           34.79     12/11/05
P. D. Cottone....................................................         16,500             1.2           34.79     12/11/05
M. A. Rocca......................................................         13,600             0.9           34.79     12/11/05
Gain for all Shareholders at Assumed Rates of Appreciation (5)................................................................


                                                                              POTENTIAL REALIZABLE VALUE
                                                                              AT ASSUMED ANNUAL RATES OF
                                                                               STOCK PRICE APPRECIATION
                                                                                  FOR OPTION TERM (3)
                                                                    -----------------------------------------------
                                                                      0% ($)
                                                                     ($34.79)          5% ($)           10% ($)
NAME                                                                    (4)           ($56.67)          ($90.24)
- - -----------------------------------------------------------------   -----------    --------------    --------------
C. R. Holman.....................................................   $        0     $      902,550    $    2,287,313
M. G. Nichols....................................................            0            437,600         1,109,000
R. G. Moussa.....................................................            0            361,020           914,925
P. D. Cottone....................................................            0            361,020           914,925
M. A. Rocca......................................................            0            297,568           754,120
Gain for all Shareholders at Assumed Rates of Appreciation (5)...            0     $1,625,258,828    $4,118,857,496

- - ----------------------------------

(1) These awards were made pursuant to the 1973 Plan. Under this Plan, the option price must not be less than 100% of the fair market value of the stock at the time the option is granted. "Fair market value" is defined in the Plan to be the average of the means between the highest and lowest prices at which the stock is traded for each of the fifteen business days preceding the date of grant as reflected on the composite tape of New York Stock Exchange issues. An employee is obligated to remain in the employ of the Company or its subsidiaries for at least one year from the date of grant before he or she may exercise any such option and not more than 50% of the shares granted may be exercised within the twelve months after that year. The option becomes fully exercisable two years after the grant date. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares of Common Stock or by offset of the underlying shares, subject to certain conditions. The Company did not grant stock appreciation rights during fiscal 1996.

(2) The Company granted options to purchase a total of 1,433,122 shares of its Common Stock to employees in fiscal 1996 including the options granted to the named executive officers as stated in this table. Options granted to employees in fiscal 1996 have an average exercise price of $34.95 per share and expire at various times, 10 years from the respective grant dates.

(3) Total dollar gains based on indicated rates of appreciation over a 10 year term. Assumed future stock prices are shown in parentheses.

(4) No gain to the optionees is possible without an increase in the stock price, which will benefit all stockholders commensurately. A zero percent stock price appreciation will result in zero dollars for the optionees.

(5) Hypothetical dollar gains based on the 74,280,568 common shares outstanding (less shares held in treasury) at June 30, 1996 for comparison with assumed appreciation in shares subject to options granted in fiscal 1996 to the named executive officers.

    The potential realizable value of each grant of employee stock options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term at the rates of 5% and 10%, are shown above. Hypothetical future values, based on the difference between the option price at date of grant and the stock prices resulting from the assumed rates of growth, indicate what gain would be realized if such options were exercised immediately prior to their expiration date. The actual future gain, if any, of the stock options will depend upon the future appreciation in the market price of the Company's Common Stock. There is no assurance that the assumed future values reflected in the preceding table will actually be attained. Use of this model should not be viewed in any way as a forecast of the future performance of the Company's stock, which will be determined by future events and unknown factors.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                                VALUE OF
                                                                                                               UNEXERCISED
                                                                                                                   IN-
                                                                                                                THE-MONEY
                                                                                                                 OPTIONS
                                                                            NUMBER OF UNEXERCISED OPTIONS AT    AT FISCAL
                                                                                                                YEAR-END
                                                                                  FISCAL YEAR-END (1)            ($)(2)
                                          SHARES ACQUIRED   VALUE REALIZED  --------------------------------  -------------
                 NAME                     ON EXERCISE (#)        ($)         EXERCISABLE     UNEXERCISABLE     EXERCISABLE
- - ---------------------------------------  -----------------  --------------  -------------  -----------------  -------------
C. R. Holman...........................              0        $        0        156,925           61,875       $ 1,503,755
M. G. Nichols..........................          4,500           127,125        129,800           30,000         1,880,424
R. G. Moussa...........................              0                 0         61,550           24,750           557,684
P. D. Cottone..........................              0                 0         15,000           31,500           123,923
M. A. Rocca............................              0                 0         18,800           20,400           137,654


                 NAME                     UNEXERCISABLE
- - ---------------------------------------  ----------------
C. R. Holman...........................     $  352,172
M. G. Nichols..........................        170,750
R. G. Moussa...........................        140,869
P. D. Cottone..........................        191,325
M. A. Rocca............................        116,110


- - ----------------------------------

(1) Options granted in fiscal 1993 to officers of the Company who file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934 have limited stock appreciation rights attached. A limited stock appreciation right is exercisable only if attached to an exercisable option and only in the event of a change in control of the Company. The Company has not granted stock appreciation rights in tandem with any of the options reflected in this table.

(2) Values are based on the June 30, 1996 market price of $38.875 per share less option exercise at base price. These values are presented pursuant to SEC rules and the actual amount, if any, realizable upon exercise will depend upon the market price of the common stock relative to the exercise price per share of common stock at the time the stock options are exercised. There is no assurance that the values of unexercised in-the-money options reflected in the table will be realized.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                          PERFORMANCE OR       ESTIMATED FUTURE PAYOUTS UNDER
                                                        OTHER PERIOD UNTIL      NON-STOCK PRICE - BASED PLANS
                                                          MATURATION OR     -------------------------------------
NAME, POSITION                                                PAYOUT         THRESHOLD     TARGET       MAXIMUM
- - ------------------------------------------------------  ------------------  -----------  -----------  -----------
M. G. Nichols.........................................      June 30, 1997    $  93,000   $   232,500   $ 418,500
President and COO


    In December 1995, Mack G. Nichols, a Senior Vice President of the Company and President of the Company's subsidiary, Mallinckrodt Chemical, Inc., was promoted to the positions of President and Chief Operating Officer of the Company. In recognition of his increased responsibilities, the Company granted Mr. Nichols a long-term compensation opportunity as described in the table above. It is in addition to an award previously made to Mr. Nichols under the Company's Long-Term Incentive Compensation Plan adopted by the stockholders in 1994 (the 1994 Plan) (see page 17 for a discussion of the 1994 Plan). Payment will be made in cash and will depend upon the Company's achievement of the same performance goals established for the 1994 Plan.


PENSION PLANS

    The Company maintains a non-contributory qualified pension plan that covers virtually all salaried employees, including officers, and most non-union hourly employees. The Company also has a Supplemental Executive Retirement Plan that provides a supplemental pension benefit for managers above a specified salary grade who have been approved for participation by the Chief Executive Officer. Participants include the named officers and are generally limited to key managers of the Company and its subsidiaries.

    Based on certain assumptions, including continuance of the qualified pension plan and the Supplemental Executive Retirement Plan, the following table shows the estimated annual pension benefits that would be payable to participants in both plans at age 65 for various compensation and years-of-service combinations, based upon a straight-life annuity form of benefit. If elected, any of several optional forms of pension (apart from the lump sum option) would, on an actuarial basis, reduce benefits to the participant but provide benefits to a surviving beneficiary.

ANNUAL AVERAGE OF HIGHEST
    FIVE YEARS COVERED
 REMUNERATION FOR PENSION                            ANNUAL BENEFITS FOR YEARS
  PURPOSES IN TEN YEARS                                 OF SERVICE INDICATED
     PRECEDING NORMAL       ----------------------------------------------------------------------------
     RETIREMENT DATE         10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
- - --------------------------  -----------  -----------  -----------  -----------  -----------  -----------
      $      100,000        $    40,000  $    50,000  $    60,000  $    60,000  $    60,000  $    60,000
             300,000            120,000      150,000      180,000      180,000      180,000      180,000
             500,000            200,000      250,000      300,000      300,000      300,000      300,000
             700,000            280,000      350,000      420,000      420,000      420,000      420,000
             900,000            360,000      450,000      540,000      540,000      540,000      540,000
           1,100,000            440,000      550,000      660,000      660,000      660,000      660,000
           1,300,000            520,000      650,000      780,000      780,000      780,000      780,000

    A subsidiary of the Company, Mallinckrodt, Inc., had a separate Supplemental Executive Retirement Plan, a non-contributory, non-qualified pension plan to provide upon retirement an additional pension benefit for its key executives. As amended, the Plan has been incorporated into the Company's SERP and now applies only to four current executives of the Company (including two of the named executive officers, Messrs. Holman and Nichols), each of whom has been employed by the

Company for at least 15 years. The following table shows the additional amount of retirement benefit payable to these four executives at age 65 for various compensation and years-of-service combinations based upon a life only form of annuity:

ANNUAL AVERAGE OF HIGHEST
   THREE YEARS COVERED
 REMUNERATION FOR PENSION              NET ADDITIONAL ANNUAL BENEFITS
  PURPOSES IN TEN YEARS                FOR YEARS OF SERVICE INDICATED
     PRECEDING NORMAL       -----------------------------------------------------
     RETIREMENT DATE         15 YRS.    20 YRS.    25 YRS.    30 YRS.    35 YRS.
- - --------------------------  ---------  ---------  ---------  ---------  ---------
      $      100,000        $   5,750  $   1,330  $   6,900  $   6,900  $   6,900
             300,000           17,250      3,990     20,700     20,700     20,700
             500,000           28,750      6,650     34,500     34,500     34,500
             700,000           40,250      9,310     48,300     48,300     48,300
             900,000           51,750     11,970     62,100     62,100     62,100
           1,100,000           63,250     14,630     75,900     75,900     75,900
           1,300,000           74,750     17,290     89,700     89,700     89,700

    Compensation covered by the pension plans will generally be equal to the dollar amounts in the salary and bonus columns of the Summary Compensation Table. Social security benefits, qualified plan limitations on eligible compensation, and applicable integration adjustments are not reflected in the above tables. The current credited years of service for the individuals named in the Summary Compensation Table are as follows: Mr. Holman, 19 yrs., 10 mos.; Mr. Nichols, 16 yrs., 11 mos.; Mr. Moussa, 18 yrs., 5 mos.; Mr. Cottone, 1 yr., 9 mos.; and Mr. Rocca, 2 yrs., 3 mos.

INVESTMENT PLAN AND OTHER BENEFITS

    The Company has an Investment Plan under which salaried and most non-union hourly employees of the Company, including officers, who elect to participate in the Plan may make regular contributions by salary reduction and/or by payroll deduction of from 1% to a maximum of 15% of their annual base salaries. Under the Plan and subject to certain statutory limitations, the Company contributes an amount equal to 20%, or such greater amount as may be approved by the Board of Directors, of a participant's contributions up to 6% of his or her annual base salary. For fiscal 1996, the Company's contribution in excess of 20% depended and was based upon the Company's return on invested capital, and was an additional 80% for a total of 100%. All contributions are invested, as selected by the participant, in one or more of a Fixed Income Fund (composed primarily of contracts with two insurance companies), a Mallinckrodt Group Inc. Stock Fund, an S&P 500 Index Fund, and a Balanced Fund. The Company's contributions to the Plan on behalf of the named executive officers are reflected in the Summary Compensation Table.

    The Company maintains a supplemental death benefit program for officers and key employees that provides individual pre-tax death benefits equal to four times annual salary grossed up for income taxes. This program is provided at corporate expense and continues in effect post-retirement for participants who retire while employed by the Company. Each of Messrs. Holman, Nichols, Moussa, Cottone and Rocca are participants.

    The Company maintains a comprehensive employee benefit program that provides medical, dental, death, disability, and similar benefits in the context of a cafeteria benefit plan as defined in Section 125 of the Internal Revenue Code. Employees may pay for certain benefits by means of salary reduction contributions pursuant to the plan, known as the Flexsecurity Plan.

               REPORT OF ORGANIZATION AND COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The Company's primary financial objective is to maximize shareholder value over time. To this end, the Company has created a comprehensive business strategy. A primary function of the Organization and Compensation Committee (the "Committee") is to develop and administer total compensation policies that are consistent with the Company's strategic business objectives. The Committee recommends compensation actions for the Chairman and Chief Executive Officer and for all other corporate officers to the Board for approval. The Committee approves the compensation for all other key executives. The Committee is comprised entirely of independent outside directors.

    The Committee adheres to a number of guiding principles in structuring the compensation packages of key executives, including the five named executive officers.

GUIDING PRINCIPLES

    - EQUITY-BASED COMPENSATION. Equity-based plans comprise a major part of the variable portion of total compensation to link compensation to Company performance and shareholder interests.

    - PAY AT RISK. At least half of the TOTAL compensation for executives is comprised of short- and long-term performance-based variable pay. The Committee believes in placing a high percentage of executives' compensation at risk.

    - MANAGEMENT CONTINUITY. Compensation programs are structured to attract, motivate and retain LONG-TERM, those individuals who can contribute to the creation of shareholder value.

    - COMPETITIVENESS. Total compensation is designed to provide executives with market-level compensation and with an opportunity to earn at a level above comparable companies, IF COMPANY PERFORMANCE IS SUBSTANTIALLY HIGHER THAN THAT ACHIEVED BY OTHER COMPANIES IN THE COMPANY'S "COMPARATOR GROUP" (AS DEFINED BELOW). The Company's ability to significantly challenge and motivate its management team is enhanced by providing executives the opportunity to earn at this level of compensation.

COMPONENTS OF EXECUTIVE COMPENSATION

    The four elements of executive compensation are:

    - Base Salary

    - Annual Incentives

    - Long-Term Incentives

    - Stock Options

    These elements are structured to recognize meaningful differences in individual performance and cumulatively to provide executives with the OPPORTUNITY to significantly exceed competitive levels of total compensation if the Company's performance is significantly better than that of its competitors. In structuring compensation, the Committee reviews competitive data provided by independent compensation consultants. These data compare the Company's compensation levels and practices with a group of companies (the "comparator group") that tend to have similar sales volumes, similar lines of business, and established records of successful performance against financial measures deemed important by the Company. Competitive data for compensation programs includes that from many of the companies in the S&P indices shown in the performance graph on page 19 below.

    The Committee periodically revises the mix of the various components of total compensation. Currently, base salary comprises about 35%, annual incentives approximately 15%, and long-term incentives and stock options about 50% of total compensation. The total compensation program is considered in setting the individual components.

    BASE SALARY. Base salary increases are provided to executives consistent with an evaluation of each executive's performance, salary levels within the comparator group, as well as the performance of the Company as a whole. In addition to measuring performance in financial terms, the Committee also evaluates the success of the executive in areas that cannot be measured by traditional accounting criteria, including the development and execution of strategic plans, the growth and development of management and employees, and the exercise of leadership within the industry and in the communities that the Company serves. Salary reviews normally occur at twelve-month intervals.

    ANNUAL INCENTIVES. A target annual incentive is established for each eligible executive in the form of percentage of salary range midpoint. Incentives earned are based primarily on: performance of the executive's operating unit (achievement of pre-established profit, return on invested capital, revenue, and cash flow objectives); contribution of the relevant operating unit to implementation of the Company's strategic plan; achievement by the executive's operating unit of non-financial goals, such as employee safety and environmental compliance; and individual performance against pre-established objectives. Actual incentives paid can range from 0% to 175% of target. In fiscal 1996, for the Chief Executive Officer and staff executives, incentives earned were based on Company earnings per share, asset management objectives, and individual performance. Although the Company announced organizational changes in December 1995 under which its three operating companies were consolidated under a chief operating officer and the Company's businesses are now being conducted through eight divisions, the annual incentive program for fiscal 1996, which was established by the Board in June 1995, was not effected. Accordingly, for each of the presidents of the Company's three former operating subsidiaries, 37.5% of the annual incentive was based on the performance of their respective business units, 37.5 % was based on Company performance, and 25% was based on individual performance.

    LONG-TERM INCENTIVES. Long-term incentives comprise about half of the total compensation for key executives, including the five named executive officers. Each of the long-term incentive programs is discussed below.

    - LONG-TERM INCENTIVE PLAN. At the 1994 Annual Meeting, the Company's stockholders approved a new Long-Term Incentive Compensation Plan (the 1994 Plan) for approximately 50 of the Company's most highly compensated executives. The Plan succeeded a long-term compensation plan for senior management that was in effect for the three prior fiscal years. The 1994 Plan is designed to provide awards based on the attainment of long-term financial objectives as measured over three-year performance cycles. The initial performance cycle is the three-year period commenced July 1, 1994. Awards under the 1994 Plan will be paid 50% in cash and 50% in shares of the Company's Common Stock. Target levels of incentive compensation established under the 1994 Plan for each participant are competitive with levels for similar positions within the Company's comparator group. Target levels of compensation will be achieved, however, ONLY if a combination of vigorous financial goals have been achieved at the end of the three-year performance cycle. Such goals will include any or all of the following: net after-tax income; net after-tax income per share; earnings from continuing operations; earnings from continuing operations per share; operating earnings; operating earnings per share; return on assets; return on equity; return on invested capital; debt ratings; revenues; and revenue growth. The specific performance goals vary among business groups within the Company and were determined, in part, by reference to the projected performance of other companies in the Company's comparator group (based on published analysts' consensus expectations for such other companies as of Plan inception). Compensation for corporate officers will be based entirely on performance of the Company against established goals. Compensation for all other participants will be based both on performance of the Company and the performance of their business unit against the established goals.
     During fiscal 1996, the Company awarded an additional long-term incentive compensation opportunity to Mr. Nichols in recognition of his promotion to the positions of President and Chief Operating Officer (see page 14 hereof).

    - STOCK OPTIONS. Non-qualified stock options are granted to provide key executives with the opportunity to acquire an equity interest in the Company, align their interests with that of the Company's stockholders, and share in the appreciation of the value in the Company's stock. Again, grant size and potential compensation value are based on option programs utilized by companies in the comparator group. Normally stock options are granted annually. THE COMPANY HAS NEVER RE-PRICED ANY STOCK OPTION GRANT. As part of the stock option program, grants are also made annually, on the same date and at the same option price as for executives, to virtually all of the Company's employees on the grant date worldwide.


    As part of their total compensation, executives are also provided with various benefits. In addition to the benefits offered to the general employee population, executives are provided with higher levels of life insurance and disability coverage, as well as benefits such as tax planning, annual physical, and luncheon club memberships for business purposes. The executive officers along with certain other executives are also covered by a Supplemental Executive Retirement Plan (SERP). One of the primary purposes of this Plan is to attract and retain high caliber mid-career talent. Further information on this Plan is provided on pages 14-15.


    The executive compensation programs of the Company cannot anticipate all situations that may occur from time to time. When unusual circumstances occur, the Committee reserves the right to take appropriate actions which, in its best judgment, are in the best long-term interests of the Company and its shareholders.

DISCUSSION OF COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    Mr. Holman's compensation for fiscal 1996 was determined in accordance with the executive compensation policies as described above. In addition, the Committee considered the compensation of chief executive officers of other companies in the comparator group.


    Mr. Holman received a merit increase of 7% on July 1, 1995 which brought his annual base salary to $684,840. Mr. Holman was granted an annual incentive award of $450,000 for fiscal 1996 based predominantly on earnings per share, which approximated target, as well as his own personal performance. For fiscal 1996, Mr. Holman's total cash compensation was approximately 93% of the level of CEOs of companies within the comparator group.


    On December 12, 1995, the Committee approved a stock option grant for Mr. Holman of 41,250 shares. The number of stock options granted to Mr. Holman is consistent with the targeted levels established for the CEO based on practices within the comparator group.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the annual tax deduction to $1 million per person for compensation paid to the five named executive officers, unless certain requirements are met. It is the Committee's policy to maximize the effectiveness, as well as the tax deductibility, of the Company's Executive Compensation Programs. Therefore, the Committee considers it to be in the best interest of the Company's stockholders to retain discretion in the Company's annual incentive program to award executives based on a full range of performance criteria important to the Company's success. As a result of such discretion, compensation paid to covered employees under the annual incentive program will not be exempt from the deduction limit. In order to preserve tax deductibility, the Committee may, but will not be obligated, to award compensation under the annual incentive program on a deferred basis.

    It is presently expected that any compensation paid under the 1994 Plan will qualify as performance based and will not be counted towards the deduction limit. Any compensation paid to Mr. Nichols, however, under the long-term compensation opportunity described on page 14 hereof, will not qualify as performance based for purposes of Section 162(m), because the award is not pursuant to a stockholder approved plan. The Committee's present intention is to comply with the requirements of Section 162(m) unless the Committee feels that such compliance would not be in the best interest of the Company and its stockholders. In view of the compensation levels of the covered employees in fiscal 1996, the Committee expects the impact, if any, on the Company of any loss of deductions resulting from the application of Section 162(m) will be immaterial.

                                          ORGANIZATION AND
                                          COMPENSATION COMMITTEE:

                                          Roberta S. Karmel, Chair
                                          William L. Davis
                                          Alec Flamm
                                          Claudine B. Malone
                                          Daniel R. Toll

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Organization and Compensation Committee during any part of fiscal 1996 was at any time in the past an officer or employee of the Company or any subsidiary. There are no executive officer interlocks with another company.

                               PERFORMANCE GRAPH

    The following graph compares the total return (assuming an investment of $100 on June 30, 1991 and the reinvestment of dividends) of Mallinckrodt common stock with those of the S&P 500, S&P Health Care Composite, and S&P Specialty Chemicals Group indices:

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                        MALLINCKRODT GROUP INC., SP 500,
             S&P HEALTH CARE COMPOSITE, AND S&P SPECIALTY CHEMICALS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            MALLINCKRODT     S&P 500      S&P HEALTH CARE      S&P CHEMICALS
6/91               $100.00     $100.00              $100.00            $100.00

6/92               $103.09     $113.36              $107.95            $112.72

6/93                $98.40     $128.74               $94.87            $133.34

6/94               $108.19     $130.59               $94.90            $119.56

6/95               $120.15     $164.53              $137.75            $153.34

6/96               $133.68     $207.19              $191.30            $172.19

*Total return assumes reinvestment of dividends on a quarterly basis.

                           MISCELLANEOUS INFORMATION

    The Board of Directors and management know of no matters that will be presented for consideration at the meeting other than those stated in the Notice of Meeting and described in this Proxy Statement.

    Pursuant to the by-laws of the Company, for a matter to be properly brought before the annual meeting for consideration a shareholder must, not less than seventy days and not more than ninety-five days before the date of the meeting, deliver or cause to be delivered a written notice to the Secretary of the Company specifying certain details concerning the nature of the proposed business, including the reasons why it is sought to be raised and submitted for a vote of the stockholders, and otherwise meeting certain requirements of the by-laws. Full details regarding the requirements of the by-laws are available upon request to the Secretary. Pursuant thereto, the last day for receipt of such a notice to be effective for this meeting was August 7, 1996. Notwithstanding satisfaction of the notice and other requirements, the proposed business described in the notice may still be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy materials for, the meeting (or any supplement thereto) authorized by the Board of Directors.

    For stockholders who may be interested in submitting a resolution for consideration at the next annual stockholders' meeting, the deadline pursuant to SEC rules for submitting such proposals for consideration for inclusion in the proxy statement will be May 16, 1997. The deadline for receipt of proposals subject to the Company's by-law advance notice requirement will be August 6, 1997, on the assumption the Board will fix the date of next year's meeting on the third Wednesday in October, as has been customary, or if the Board fixes another date, the tenth day following public disclosure of the meeting date. Proposals should be sent to the Secretary of the Company, 7733 Forsyth Blvd., St. Louis, Missouri 63105.

    If any matter properly comes before the meeting the persons named in the accompanying proxy will vote such proxy in accordance with their judgment regarding such matter, including without limitation the election of a director or directors other than those nominated herein should an emergency or unexpected occurrence make the use of discretionary authority necessary, and also regarding matters incident to the conduct of the meeting.

    Proxies will be solicited to assure that stockholders who are unable to attend the meeting have the opportunity nonetheless to cast a vote on the issues to come before the meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegrams by directors, officers, and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, the Company has retained Georgeson & Co. to aid in the solicitation, at an estimated cost of $9,000 plus expenses. The cost of all proxy solicitation, including payments to Georgeson & Co., will be borne by the Company.

    Pursuant to Section 726(d) of the New York Business Corporation Law, shareholders of record entitled to vote for the election of directors are hereby informed that the Company has obtained directors and officers indemnification insurance under a four-year policy ending June 1, 1999. The insurance carriers are National Union Fire Insurance Co., CNA, Aetna Casualty and Surety Co., Reliance Insurance Co., Federal (Chubb), and Zurich American in various and successive layers of coverage that total $110,000,000 (subject to retention and co-insurance). The annual cost is $620,000 during the first three years of the policy, decreasing to $496,305 in the fourth year. All directors and corporate and staff officers of the Company and of its wholly-owned subsidiary corporations are insured thereunder.

                                          By Order of the Board of Directors

                                          [ROGER A. KELLER SIGNATURE]

                                          Roger A. Keller
                                          VICE PRESIDENT, SECRETARY AND
                                          GENERAL COUNSEL

Dated: September 13, 1996

       PLEASE MARK YOUR
  /X/  VOTE AS IN THIS
       EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein.
If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. As to all other matters arising at the meeting, this proxy will be voted in the discretion of the named proxies, all in accordance with the Notice and Proxy
Statement for the meeting, receipt of which is acknowledged.
- - --------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
- - --------------------------------------------------------------------------------
                                        FOR       WITHHELD  AS TO ALL NOMINEES

1.   Election of                        / /                 / /
     Directors.

To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee on the line provided below.

                                             FOR       AGAINST   ABSTAIN
2.   Appointment of independent auditors.    / /         / /        / /

3.   Amendment of Restated                   / /         / /        / /
     Certificate of Incorporation.

4. In the discretion of the proxies, upon such other business as may properly come before the meeting.

- - --------------------------------


                         / / Please check this box to request a ticket to the
                             Annual Meeting.





SIGNATURE(S)______________________________________ DATE _______________ , 1996
NOTE: Please date and sign exactly as name appears hereon. If shares are held jointly or by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

- - --------------------------------------------------------------------------------
                         FOLD AND DETACH PROXY CARD HERE






                                  MALLINCKRODT


                             YOUR VOTE IS IMPORTANT


                  PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY
                BY TEARING OFF THE TOP PORTION OF THIS SHEET AND
               RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

- - --------------------------------------------------------------------------------

MALLINCKRODT

PROXY

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
        THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 16, 1996
     The undersigned appoints William L. Davis, III, Brian M. Rushton, and Anthony Viscusi or any of them, with full power of substitution, proxies to vote the shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Mallinckrodt Group Inc. to be held on October 16, 1996, at the Company's offices at 675 McDonnell Blvd., St. Louis, Missouri, at 10 a.m., local time, and any adjournments thereof, hereby revoking any proxy heretofore given.

                           ---------------------------

     Election of Four Directors. Nominees: Raymond F. Bentele, Gareth C. C. Chang, Dr. Ronald G. Evens, and Mack G. Nichols, for terms expiring in 1999.




     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                                       ----------------
                                                       SEE REVERSE SIDE
                                                       ----------------

- - --------------------------------------------------------------------------------
                         FOLD AND DETACH PROXY CARD HERE






MALLINCKRODT



To: Mallinckrodt Group Stockholders

If you plan to attend the Annual Meeting of Stockholders, please check the appropriate box on the proxy card so we can mail a ticket to you in advance of the meeting.

Please mark, sign, and date the proxy card and return it promptly to ensure your representation at the meeting.

YOUR VOTE IS IMPORTANT.

Thank you.

MALLINCKRODT GROUP INC.

- - -------------------------------------------------------------------------------

       PLEASE MARK YOUR                                                    2599
  /X/  VOTE AS IN THIS
       EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein.
If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. As to all other matters arising at the meeting, this proxy will be voted in the discretion of the named proxies, all in accordance with the Notice and Proxy
Statement for the meeting, receipt of which is acknowledged.
- - --------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
- - --------------------------------------------------------------------------------
                                        FOR       WITHHELD  AS TO ALL NOMINEES

1.   Election of                        / /                 / /
     Directors.

To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee on the line provided below.

                                             FOR       AGAINST   ABSTAIN
2.   Appointment of independent auditors.    / /         / /        / /

3.   Amendment of Restated                   / /         / /        / /
     Certificate of Incorporation.

4. In the discretion of the proxies, upon such other business as may properly come before the meeting.

- - --------------------------------


                         / / Please check this box to request a ticket to the
                             Annual Meeting.





SIGNATURE(S)______________________________________ DATE _______________ , 1996
NOTE: Please date and sign exactly as name appears hereon. If shares are held jointly or by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

- - --------------------------------------------------------------------------------
                         FOLD AND DETACH PROXY CARD HERE






                                  MALLINCKRODT


                             YOUR VOTE IS IMPORTANT


                  PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY
                BY TEARING OFF THE TOP PORTION OF THIS SHEET AND
               RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

- - --------------------------------------------------------------------------------

MALLINCKRODT

PROXY

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
        THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 16, 1996
     The undersigned appoints William L. Davis, III, Brian M. Rushton, and Anthony Viscusi or any of them, with full power of substitution, proxies to vote the shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Mallinckrodt Group Inc. to be held on October 16, 1996, at the Company's offices at 675 McDonnell Blvd., St. Louis, Missouri, at 10 a.m., local time, and any adjournments thereof, hereby revoking any proxy heretofore given.

                           ---------------------------

     Election of Four Directors. Nominees: Raymond F. Bentele, Gareth C. C. Chang, Dr. Ronald G. Evens, and Mack G. Nichols, for terms expiring in 1999.




     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                                       ----------------
                                                       SEE REVERSE SIDE
                                                       ----------------

- - --------------------------------------------------------------------------------
                         FOLD AND DETACH PROXY CARD HERE






MALLINCKRODT



To: Mallinckrodt Group Stockholders

If you plan to attend the Annual Meeting of Stockholders, please check the appropriate box on the proxy card so we can mail a ticket to you in advance of the meeting.

Please mark, sign, and date the proxy card and return it promptly to ensure your representation at the meeting.

YOUR VOTE IS IMPORTANT.

Thank you.

MALLINCKRODT GROUP INC.

- - --------------------------------------------------------------------------------

       PLEASE MARK YOUR                                                    2205
  /X/  VOTE AS IN THIS
       EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein.
If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. As to all other matters arising at the meeting, this proxy will be voted in the discretion of the named proxies, all in accordance with the Notice and Proxy
Statement for the meeting, receipt of which is acknowledged.
- - --------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
- - --------------------------------------------------------------------------------
                                        FOR       WITHHELD  AS TO ALL NOMINEES

1.   Election of                        / /                 / /
     Directors.

To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee on the line provided below.

                                             FOR       AGAINST   ABSTAIN
2.   Appointment of independent auditors.    / /         / /        / /

3.   Amendment of Restated                   / /         / /        / /
     Certificate of Incorporation.

4. In the discretion of the proxies, upon such other business as may properly come before the meeting.

- - --------------------------------


                         / / Please check this box to request a ticket to the
                             Annual Meeting.





SIGNATURE(S)______________________________________ DATE _______________ , 1996
NOTE: Please date and sign exactly as name appears hereon. If shares are held jointly or by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

- - --------------------------------------------------------------------------------
                         FOLD AND DETACH PROXY CARD HERE






                                  MALLINCKRODT


                             YOUR VOTE IS IMPORTANT


                  PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY
                BY TEARING OFF THE TOP PORTION OF THIS SHEET AND
               RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

- - --------------------------------------------------------------------------------

MALLINCKRODT

PROXY

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
        THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 16, 1996
     The undersigned appoints William L. Davis, III, Brian M. Rushton, and Anthony Viscusi or any of them, with full power of substitution, proxies to vote the shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Mallinckrodt Group Inc. to be held on October 16, 1996, at the Company's offices at 675 McDonnell Blvd., St. Louis, Missouri, at 10 a.m., local time, and any adjournments thereof, hereby revoking any proxy heretofore given.

                           ---------------------------

     Election of Four Directors. Nominees: Raymond F. Bentele, Gareth C. C. Chang, Dr. Ronald G. Evens, and Mack G. Nichols, for terms expiring in 1999.




     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                                       ----------------
                                                       SEE REVERSE SIDE
                                                       ----------------

- - --------------------------------------------------------------------------------
                         FOLD AND DETACH PROXY CARD HERE






MALLINCKRODT



To: Mallinckrodt Group Stockholders

If you plan to attend the Annual Meeting of Stockholders, please check the appropriate box on the proxy card so we can mail a ticket to you in advance of the meeting.

Please mark, sign, and date the proxy card and return it promptly to ensure your representation at the meeting.

YOUR VOTE IS IMPORTANT.

Thank you.

MALLINCKRODT GROUP INC.

- - --------------------------------------------------------------------------------

       PLEASE MARK YOUR                                                    6334
  /X/  VOTE AS IN THIS
       EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein.
If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. As to all other matters arising at the meeting, this proxy will be voted in the discretion of the named proxies, all in accordance with the Notice and Proxy
Statement for the meeting, receipt of which is acknowledged.
- - --------------------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
- - --------------------------------------------------------------------------------
                                        FOR       WITHHELD  AS TO ALL NOMINEES

1.   Election of                        / /                 / /
     Directors.

To withhold authority to vote for any nominee(s), mark the "FOR" box and write the name of each such nominee on the line provided below.

                                             FOR       AGAINST   ABSTAIN
2.   Appointment of independent auditors.    / /         / /        / /

3.   Amendment of Restated                   / /         / /        / /
     Certificate of Incorporation.

4. In the discretion of the proxies, upon such other business as may properly come before the meeting.

- - --------------------------------


                         / / Please check this box to request a ticket to the
                             Annual Meeting.





SIGNATURE(S)______________________________________ DATE _______________ , 1996
NOTE: Please date and sign exactly as name appears hereon. If shares are held jointly or by two or more persons, each stockholder named should sign. Executors, administrators, trustees, etc., should so indicate when signing. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

- - --------------------------------------------------------------------------------
                         FOLD AND DETACH PROXY CARD HERE






                                  MALLINCKRODT


                             YOUR VOTE IS IMPORTANT


                  PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY
                BY TEARING OFF THE TOP PORTION OF THIS SHEET AND
               RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

- - --------------------------------------------------------------------------------

MALLINCKRODT

PROXY

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
        THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 16, 1996
     The undersigned appoints William L. Davis, III, Brian M. Rushton, and Anthony Viscusi or any of them, with full power of substitution, proxies to vote the shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Mallinckrodt Group Inc. to be held on October 16, 1996, at the Company's offices at 675 McDonnell Blvd., St. Louis, Missouri, at 10 a.m., local time, and any adjournments thereof, hereby revoking any proxy heretofore given.

                           ---------------------------

     Election of Four Directors. Nominees: Raymond F. Bentele, Gareth C. C. Chang, Dr. Ronald G. Evens, and Mack G. Nichols, for terms expiring in 1999.




     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

                                                       ----------------
                                                       SEE REVERSE SIDE
                                                       ----------------

- - --------------------------------------------------------------------------------
                         FOLD AND DETACH PROXY CARD HERE






MALLINCKRODT



To: Mallinckrodt Group Stockholders

If you plan to attend the Annual Meeting of Stockholders, please check the appropriate box on the proxy card so we can mail a ticket to you in advance of the meeting.

Please mark, sign, and date the proxy card and return it promptly to ensure your representation at the meeting.

YOUR VOTE IS IMPORTANT.

Thank you.

MALLINCKRODT GROUP INC.

- - --------------------------------------------------------------------------------